Exhibit 99.1

Unicycive Announces Termination of “At-The-Market” Offering of Shares of Common Stock

LOS ALTOS, Calif., December 29, 2022 -- Unicycive Therapeutics, Inc. (Nasdaq: UNCY), a clinical-stage biotechnology company developing therapies for patients with kidney disease, today announced the termination of its “at-the-market” equity offering program (the “ATM Offering”) with JonesTrading Institutional Services, LLC as sales agent. The Company elected to terminate the ATM Offering to limit uncertainty and unfavorable dilution for its shareholders.

The Company has initiated the 10-day termination process of the ATM Offering with JonesTrading, with the official termination taking effect on January 8, 2023. The Company will make no sales under the ATM Offering during this period. There have been no sales under the ATM offering since December 15, 2022. Upon termination, the Company will have no further obligations related to the ATM Offering.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, nor may there be any sale of the common stock in the public offering described above in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

For further information, please see the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on December 29, 2022.

About Unicycive Therapeutics

Unicycive Therapeutics is a biotechnology company developing novel treatments for kidney diseases. Unicycive’s lead drug, Renazorb, is a novel phosphate binding agent being developed for the treatment of hyperphosphatemia. UNI-494 is a patent-protected new chemical entity in late preclinical development for the treatment of acute kidney injury. For more information, please visit www.unicycive.com.

Forward-looking statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified using words such as “anticipate,” “believe,” “forecast,” “estimated” and “intend” or other similar terms or expressions that concern Unicycive’s expectations, strategy, plans or intentions. These forward-looking statements are based on Unicycive’s current expectations and actual results could differ materially. There are several factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, clinical trials involve a lengthy and expensive process with an uncertain outcome, and results of earlier studies and trials may not be predictive of future trial results; our clinical trials may be suspended or discontinued due to unexpected side effects or other safety risks that could preclude approval of our product candidates; risks related to business interruptions, including the outbreak of COVID-19 coronavirus, which could seriously harm our financial condition and increase our costs and expenses; dependence on key personnel; substantial competition; uncertainties of patent protection and litigation; dependence upon third parties; and risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties related to market conditions and other factors described more fully in the section entitled ‘Risk Factors’ in Unicycive’s Annual Report on Form 10-K for the year ended December 31, 2021, and other periodic reports filed with the Securities and Exchange Commission. Any forward-looking statements contained in this press release speak only as of the date hereof, and Unicycive specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor Contact:

ir@unicycive.com

(650) 900-5470

Anne Marie Fields

Stern Investor Relations

annemarie.fields@sternir.com

212-362-1200

SOURCE: Unicycive Therapeutics, Inc.